Exhibit 10.3
                                 AMENDMENT NO. 1
                                       TO
                       NEW HORIZONS EDUCATION CORPORATION
                      401(K) PROFIT SHARING TRUST AND PLAN

                  This Amendment No. 1 is made this ___ day of ___________, 1996, by NEW HORIZONS EDUCATION CORPORATION, a Delaware corporation (hereinafter called the "Company").

                                   WITNESSETH:

                  WHEREAS, the Company established the New Horizons Education Corporation 401(k) Profit Sharing Trust and Plan (hereinafter called the "Trust and Plan") effective the first day of January, 1995;

                  WHEREAS, the Company reserved the right, pursuant to Section
19.1 of the Trust and Plan, to amend the Trust and Plan; and

                  WHEREAS, it is the desire of the Company to amend the Trust and Plan in order to secure from the Internal Revenue Service a determination letter to the effect that the Trust and Plan meets the requirements of Sections 401(a) and 501(a) of the Internal Revenue Code;

                  NOW, THEREFORE, pursuant to Section 19.1 of the Trust and Plan, the Company hereby amends the Trust and Plan effective as of January 1, 1995, as follows:

         1. Section 2.12 of Article 2 of the Trust and Plan is hereby amended by the deletion of said Section 2.12 in its entirety and the substitution in lieu thereof of the following:

                  "2.12   The word "compensation" shall mean all remuneration

                  paid by the Participating Companies to an active participant for services rendered as a Covered Employee, including wages, salaries, commissions and overtime pay, but shall not include:
                  (a) bonuses, whether discretionary or non-discretionary, except for such


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                  purposes as they are by law specifically required to be
                  included; (b) any extra benefits such as payment by a Participating Company of hospitalization, group insurance, expense reimbursement, amounts contributed under this Trust and Plan (except as provided below in this Section 2.12) or any other qualified retirement plan; and (c) other special benefits. The amount of a participant's compensation for any plan year shall not include any amounts paid to the participant by a Participating Company prior to the date as of which he became a participant pursuant to Article 3 hereof. Except as otherwise indicated in the Trust and Plan, a participant's compensation shall include amounts contributed by a Participating Company to the Trustee pursuant to a participant's election under Section 4.1 hereof. For purposes of the Trust and Plan, the amount of a participant's compensation for any plan year shall not exceed One Hundred and Fifty Thousand Dollars ($150,000) plus such adjustments for increases in the cost of living as shall be prescribed by the Secretary of the Treasury pursuant to Section 401(a)(17) of the Code.

                                    In determining the limit on compensation set
                  forth in the preceding paragraph, the family aggregation rules contained in Section 414(q)(6) of the Code and any lawful regulations thereunder shall apply, except that in applying such rules, the term 'family' shall include only the spouse of the employee and any lineal descendants of the employee who have not attained age nineteen (19) before the close of the plan year. If, as a result of the application of such family aggregation rules, the limit on compensation set forth above is exceeded, the amount of each family member's

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                  compensation which shall count toward the limit shall equal that portion of the limit which bears the same relationship to the limit as such family member's compensation, determined under this Section 2.12 prior to the application of such compensation limit ('unlimited compensation'), bears to the total unlimited compensation of all the family members."

         2. Section 19.2 of Article 19 of the Trust and Plan is hereby amended by the addition at the end thereof of a new sentence to read as follows:

                  "All such amounts allocated to the accounts of participants employed by a Participating Company at the time of termination of this Trust and Plan with respect to such Participating Company shall be fully vested and nonforfeitable."

         3. Section 22.1 of Article 22 of the Trust and Plan is hereby amended by the addition at the end thereof of a new sentence to read as follows:

                   "For purposes of calculating the maximum allowable amounts under this Section 22.1, a participant's "limitation year" shall mean the plan year and his compensation shall mean his compensation as required to be reported under sections 6041, 6051 and 6052 of the Code (wages, tips and other compensation as reported on Form W-2) and paid and includible in gross income during the limitation year."

         4. Section 24.5 of Article 24 of the Trust and Plan is hereby amended by the deletion of subparagraph (b) set forth in said Section 24.5 in its entirety and the substitution in lieu thereof of the following:

         "(b) any contributions made for plan years during which this Trust and Plan does not initially qualify under Section 401(a) of the Code, provided such contributions are returned to the Participating Company within one (1) year after the date of denial of qualification; and"

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                  IN WITNESS WHEREOF, the Company, by its duly authorized
officers, has caused this Amendment No. 1 to be executed as of the day and year first above written.

                       NEW HORIZONS EDUCATION CORPORATION

                                   ("Company")

                       By:________________________________

                       And:_______________________________